Exhibit 99.1

AMSC Reports First Quarter Fiscal Year 2024 Financial Results and Provides Business Outlook

Q1 Financial Highlights:
• Revenues Increased Over 33% Year Over Year to $40 Million • Reported Expanded Gross Margin and Achieved Non-GAAP Net Income • Generated $3.4 Million of Operating Cash Flow

Company to host conference call tomorrow, August 7th, at 10:00 am ET

Ayer, MA – August 6, 2024 – AMSC (Nasdaq: AMSC), a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™ and protect and expand the capability and resiliency of our Navy’s fleet, today reported financial results for its first quarter of fiscal year 2024 ended June 30, 2024.

Revenues for the first quarter of fiscal 2024 were $40.3 million compared with $30.3 million for the same period of fiscal 2023. The year-over-year increase was driven by increased shipments of new energy power systems and electrical control system shipments, versus the year ago period.

AMSC’s net loss for the first quarter of fiscal 2024 was $2.5 million, or $0.07 per share, compared to a net loss of $5.4 million, or $0.19 per share, for the same period of fiscal 2023. The Company’s non-GAAP net income for the first quarter of fiscal 2024 was $3.0 million, or $0.09 per share, compared with a non-GAAP net loss of $2.1 million, or $0.08 per share, in the same period of fiscal 2023. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, and restricted cash on June 30, 2024, totaled $95.5 million, compared with $92.3 million at March 31, 2024.

"We are building a fundamentally stronger company and reporting another quarter of solid results to start our fiscal 2024. AMSC delivered over $3 million of operating cash flow, expanded gross margins and grew revenue by over 30% when compared to the same period last year,” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “During the first quarter of fiscal 2024, we booked over $127 million of new orders, including our first Ship Protection System contract with an allied navy and our third 3MW ECS order from Inox Wind. We ended the quarter with $160 million in 12-month backlog and $250 million in total backlog. Our performance reflects our ability to deliver business diversification, financial growth and expanded scale, which we intend to leverage further in 2024 with our recent acquisition announcement. We believe we are in a strong position for continued diversified Grid growth in the industrial and military sectors."

AMSC Reports Q1 FY24 Results	Page 2

Business Outlook

For the second quarter ending September 30, 2024, AMSC expects that its revenues will be in the range of $38.0 million to $42.0 million. The Company’s net loss for the second quarter of fiscal 2024 is expected not to exceed $1.7 million, or $0.05 per share. The Company’s net loss guidance assumes no changes in fair value of contingent consideration. The Company's non-GAAP net loss (as defined below) is expected to be at least breakeven on a total and per share basis. The Company expects operating cash flow to be breakeven to a positive cash generation of $2.0 million in the second quarter of fiscal 2024. The Company's guidance does not include the impact of the recently announced acquisition of NWL.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Wednesday, August 7, 2024, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at https://ir.amsc.com. The live call can be accessed by dialing 1-844-481-2802 or 1-412-317- 0675 and asking to join the AMSC call. A replay of the call may be accessed 2 hours following the call by dialing 1-877-344-7529 and using conference passcode 9653245.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance.  Through its Marinetec™ Solutions, AMSC provides ship protection systems and is developing propulsion and power management solutions designed to help fleets increase system efficiencies, enhance power quality and boost operational safety.  Through its Windtec® Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are enhancing the performance and reliability of power networks, increasing the operational safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, American Superconductor, D-VAR, D-VAR VVO, Gridtec, Marinetec, Windtec, Neeltran, NEPSI, Smarter, Cleaner … Better Energy, and Orchestrate the Rhythm and Harmony of Power on the Grid are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q1 FY24 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding our goals and strategies; backlog; growing markets for our products; customer lead times; expectations regarding year over year revenue growth for fiscal 2024; our expected GAAP and non-GAAP financial results for the quarter ending September 30, 2024; our expected cash generation during the quarter ending September 30, 2024;  functionality, performance and capabilities of our products, systems and solutions; momentum, and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; Changes in exchange rates could adversely affect our results of operations; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We may not realize all of the sales expected from our backlog of orders and contracts; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; Changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; Pandemics, epidemics or other public health crises may adversely impact our business, financial condition and results of operations; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Uncertainty surrounding our prospects and financial condition may have an adverse effect on our customer and supplier relationship; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; A significant portion of our Wind segment revenues are derived from a single customer. If this customer’s business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our business and operations would be adversely impacted in the event of a failure or security breach of our or any critical third parties' information technology infrastructure and networks; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow; We or third parties on whom we depend may be adversely affected by natural disasters, including events resulting from climate change, and our business continuity and disaster recovery plans may not adequately protect us or our value chain from such events; Adverse changes in domestic and global economic conditions could adversely affect our operating results; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Our products face competition, which could limit our ability to acquire or retain customers; We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Our success depends upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our products may not develop; Industry consolidation could result in more powerful competitors and fewer customers; Increasing focus and scrutiny on environmental sustainability and social initiatives could increase our costs, and inaction could harm our reputation and adversely impact our financial results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy: Lower prices for other energy sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful or long-term protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our common stock has experienced, and may continue to experience, market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; Unfavorable results of legal proceedings could have a material adverse effect on our business, operating results and financial condition; and the other important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2024, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q1 FY24 Results	Page 4

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	June 30,
	2024	2023
Revenues
Grid	$32,336	$25,737
Wind	7,954	4,517
Total revenues	40,290	30,254

Cost of revenues	28,065	23,972

Gross margin	12,225	6,282

Operating expenses:
Research and development	2,286	1,853
Selling, general and administrative	8,898	7,868
Amortization of acquisition-related intangibles	412	538
Change in fair value of contingent consideration	3,920	1,350
Restructuring	—	6
Total operating expenses	15,516	11,615

Operating loss	(3,291)	(5,333)

Interest income, net	1,120	174
Other expense, net	(160)	(118)
Loss before income tax expense	(2,331)	(5,277)

Income tax expense	193	121

Net loss	$(2,524)	$(5,398)

Net loss per common share
Basic	$(0.07)	$(0.19)
Diluted	$(0.07)	$(0.19)

Weighted average number of common shares outstanding
Basic	35,676	28,258
Diluted	35,676	28,258

AMSC Reports Q1 FY24 Results	Page 5

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2024	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$93,455	$90,522
Accounts receivable, net	23,529	26,325
Inventory, net	45,149	41,857
Prepaid expenses and other current assets	10,424	7,295
Restricted cash	468	468
Total current assets	173,025	166,467

Property, plant and equipment, net	10,529	10,861
Intangibles, net	5,957	6,369
Right-of-use assets	4,096	2,557
Goodwill	43,471	43,471
Restricted cash	1,600	1,290
Deferred tax assets	1,114	1,119
Other assets	351	637
Total assets	$240,143	$232,771

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$22,309	$24,235
Lease liability, current portion	862	716
Debt, current portion	9	25
Contingent consideration	7,020	3,100
Deferred revenue, current portion	55,984	50,732
Total current liabilities	86,184	78,808

Deferred revenue, long term portion	6,929	7,097
Lease liability, long term portion	3,359	1,968
Deferred tax liabilities	300	300
Other liabilities	27	27
Total liabilities	96,799	88,200

Stockholders' equity:
Common stock	374	373
Additional paid-in capital	1,214,320	1,212,913
Treasury stock	(3,765)	(3,639)
Accumulated other comprehensive income	1,597	1,582
Accumulated deficit	(1,069,182)	(1,066,658)
Total stockholders' equity	143,344	144,571
Total liabilities and stockholders' equity	$240,143	$232,771

AMSC Reports Q1 FY24 Results	Page 6

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,
	2024	2023
Cash flows from operating activities:

Net loss	$(2,524)	$(5,398)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	1,008	1,119
Stock-based compensation expense	1,229	1,357
Provision for excess and obsolete inventory	503	384
Amortization of operating lease right-of-use assets	192	195
Deferred income taxes	(2)	(1)
Change in fair value of contingent consideration	3,920	1,350
Other non-cash items	(3)	5
Changes in operating asset and liability accounts:
Accounts receivable	2,786	549
Inventory	(3,799)	(6,272)
Prepaid expenses and other assets	(3,099)	6,738
Operating leases	(195)	(195)
Accounts payable and accrued expenses	(1,734)	(9,394)
Deferred revenue	5,127	7,318
Net cash provided by (used in) operating activities	3,409	(2,245)

Cash flows from investing activities:
Purchases of property, plant and equipment	(265)	(214)
Change in other assets	245	(79)
Net cash used in investing activities	(20)	(293)

Cash flows from financing activities:
Repayment of debt	(16)	(17)
Employee taxes paid related to net settlement of equity awards	(126)	—
Net cash used in financing activities	(142)	(17)

Effect of exchange rate changes on cash	(4)	2

Net increase (decrease) in cash, cash equivalents and restricted cash	3,243	(2,553)
Cash, cash equivalents and restricted cash at beginning of period	92,280	25,675
Cash, cash equivalents and restricted cash at end of period	$95,523	$23,122

AMSC Reports Q1 FY24 Results	Page 7

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended June 30,
	2024	2023
Net loss	$(2,524)	$(5,398)
Stock-based compensation	1,229	1,357
Amortization of acquisition-related intangibles	412	544
Change in fair value of contingent consideration	3,920	1,350
Non-GAAP net income (loss)	$3,037	$(2,147)

Non-GAAP net income (loss) per share - basic	$0.09	$(0.08)
Non-GAAP net income (loss) per share - diluted	$0.08	$(0.08)
Weighted average shares outstanding - basic	35,676	28,258
Weighted average shares outstanding - diluted	37,032	28,258

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss

(In millions, except per share data)

Three Months Ending
September 30, 2024
Net loss	$(1.7)
Stock-based compensation	1.3
Amortization of acquisition-related intangibles	0.4
Non-GAAP net loss	$0.0
Non-GAAP net loss per share	$0.0
Shares outstanding	35.9

AMSC Reports Q1 FY24 Results	Page 8

Note: Non-GAAP net income (loss) is defined by the Company as net loss before; stock-based compensation; amortization of acquisition-related intangibles; change in fair value of contingent consideration; other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net income (loss) and non-GAAP net income (loss) per share assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. Actual GAAP and non-GAAP net loss for the fiscal quarter ending September 30, 2024, including the above adjustments, may differ materially from those forecasted in the table above, including as a result of changes in the fair value of contingent consideration. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measure included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Contacts

Investor Relations Contact:

LHA Investor Relations

Carolyn Capaccio

(212) 838-3777

amscIR@lhai.com

AMSC Director, Communications:

Nicol Golez

978-399-8344

Nicol.Golez@amsc.com